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Exhibit 10.3

INVESTMENT MANAGEMENT TRUST AGREEMENT

        This Agreement is made as of                    , 2006 by and between Restaurant Acquisition Partners, Inc., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, a            corporation (the "Trustee").

        WHEREAS, the Company's Registration Statement, No. 333-129316 on Form S-1 ("Registration Statement"), for its initial public offering of securities ("IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission ("Effective Date");

        WHEREAS, concurrently with the IPO the initial stockholders are purchasing an aggregate of 1,500,000 warrants of the Company for aggregate consideration of $960,000 (the "Insider Warrants"); and

        WHEREAS, as described in the Company's Registration Statement, and in accordance with the Company's Third Amended and Restated Certificate of Incorporation, $29,100,000 of the gross proceeds of the IPO and the Insider Warrants ($33,386,250 if the underwriters' over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company's common stock, par value $.0001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the "Property;" the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders and the Company will be referred to together as the "Beneficiaries"); and

        WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

        IT IS AGREED:

        1.    Agreements and Covenants of Trustee.    The Trustee hereby agrees and covenants:

          (a)   That the recitals above are made a part of this Agreement;

          (b)   To hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, including the terms of Section 11-51-302(6) of the Colorado Revised Statutes, in a segregated trust account ("Trust Account") established by the Trustee at JPMorgan Chase;

          (c)   To manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

          (d)   In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in any "Government Security." As used herein, Government Security means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less;

          (e)   To collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

          (f)    To release to the Company from time to time, upon the instruction of the Company, interest and other earnings on the Trust Account, up to maximum aggregate amount of $1,025,000, after giving effect to applicable taxes.

          (g)   To notify the Company of all communications received by it with respect to any Property requiring action by the Company;

          (h)   To supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

          (i)    To participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

          (j)    To render to the Company, at the addresses specified in Section 5(e) of this Agreement, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

          (k)   To commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter ("Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer, President, Secretary or Chairman of the Board, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein.

        2.    Agreements and Covenants of the Company.    The Company hereby agrees and covenants to:

          (a)   Give all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer, President, Secretary or Chairman of the Board. In addition, except with respect to its duties under paragraph 1(j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

          (b)   Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's breach of any provision of this Agreement or gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"), and the Company shall have no liability for any Indemnified Claim to the extent prejudiced by the failure of the Trustee to give notice promptly. The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the prior written consent of the Company with respect to both the selection of counsel and the settlement of any claim, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel; and

          (c)   Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $1,200 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph).

        3.    Limitations of Liability.    The Trustee shall have no responsibility or liability to:

          (a)   Take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

          (b)   Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

          (c)   Change the investment of any Property, other than in compliance with paragraph 1(c);

          (d)   Refund any depreciation in principal of any Property;

          (e)   Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

          (f)    The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for the Trustee's breach of any provision of this Agreement or its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

          (g)   Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

          (h)   Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account).

        4.    Termination.    This Agreement shall terminate as follows:

          (a)   If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

          (b)   At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b); or

          (c)   On such date after                    , 2008, when the Trustee deposits the Property with the United States District Court for the Southern District of New York in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company pursuant to paragraph 1(j).

        5.    Miscellaneous.

        (a)   The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

        (b)   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

        (c)   This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

        (d)   The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State of New York for purposes of resolving any disputes hereunder.

        (e)   Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

  if to the Trustee, to:

  Continental Stock Transfer & Trust Company
  17 Battery Place
  New York, NY 10004
  Tel: [(    )    -    ]
  Fax: [(    )    -    ]

  if to the Company, to:

  Restaurant Acquisition Partners, Inc.
  5950 Hazeltine National Drive, Suite 290
  Orlando, Florida 32822
  Attn: Christopher R. Thomas, Chief Executive Officer and President
  Tel: (407) 240-9190
  Fax: (407) 240-9176

  With a copy to:

  Pillsbury Winthrop Shaw Pittman LLP
  1540 Broadway
  New York, New York 10036
  Attn: Ronald A. Fleming, Jr., Esq.

  Tel: (212) 858-1000
  Fax: (212) 298-9931

  With a copy in each case to:

  Ladenburg Thalmann & Co. Inc.
  153 East 53rd Street, 49th Floor
  New York, New York 10022
  Attn: Steven Kaplan

  Capital Growth Financial, LLC
  225 NE Mizner Blvd., Suite 750
  Boca Raton, Florida 33432
  Attn: Alan L. Jacobs

  and:

  Greenberg Traurig, P.A.
  777 South Flagler Drive
  Suite 300 East
  West Palm Beach, FL 33401
  Attn: Morris C. Brown, Esq.

        (f)    This Agreement may not be assigned by the Trustee without the prior consent of the Company.

        (g)   Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

        (h)   The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

        IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company
By:
Name: Title:
RESTAURANT ACQUISITION PARTNERS, INC.
By:
Name: Title:

[SIGNATURE PAGE TO INVESTMENT MANAGEMENT AGREEMENT]

EXHIBIT A

RESTAURANT ACQUISITION PARTNERS, INC.

[Insert Date]

Attn:

Re: Trust Account No. [                        ]—Termination Letter

Ladies and Gentlemen:

        Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Restaurant Acquisition Partners, Inc., a Delaware corporation ("Company"), and Continental Stock Transfer & Trust Company Transfer Agent, a             corporation ("Trustee"), dated as of                    , 2006 ("Trust Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with            ("Target Business") to consummate a business combination with Target Business ("Business Combination") on or about [Insert Date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination ("Consummation Date").

        In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

        On the Consummation Date (i) the Company shall deliver to you written notification that (a) the Business Combination has been consummated and (b) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Revised Statutes have been met, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account ("Instruction Letter"). [Such Instruction Letter to include instructions to pay the deferred underwriting discount the deferred non-accountable expense to the Underwriters.] You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall issue written instructions directing you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

        In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,
Restaurant Acquisition Partners, Inc.
By:
By:

EXHIBIT B

RESTAURANT ACQUISITION PARTNERS, INC.

[Insert Date]

Attn:

Re: Trust Account No. [            ]—Termination Letter

Ladies and Gentlemen:

        Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Restaurant Acquisition Partners, Inc., a Delaware corporation ("Company"), and Continental Stock Transfer & Trust Company, a            corporation ("Trustee"), dated as of                    , 2006 ("Trust Agreement"), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Company. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

        In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Revised Statutes have been met and (b) authorize you, to commence liquidation of the Trust Account. You will notify the Company and JPMorgan Chase ("Designated Paying Agent") in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date").

        The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company's instructions. You shall have no obligation to oversee the Designated Paying Agent's distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours,
Restaurant Acquisition Partners, Inc.
By:
By:

EXHIBIT C

AUTHORIZED INDIVIDUAL(S)
AUTHORIZED FOR TELEPHONE CALL BACK TELEPHONE NUMBER(S)

COMPANY:

Restaurant Acquisition Partners, Inc.
5950 Hazeltine National Drive, Suite 290
Orlando, Florida 32822
Attn: Christopher R. Thomas, Chief Executive Officer and President

TRUSTEE:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004
Attention: [                        ]

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Exhibit 10.3
INVESTMENT MANAGEMENT TRUST AGREEMENT
EXHIBIT A RESTAURANT ACQUISITION PARTNERS, INC.
EXHIBIT B RESTAURANT ACQUISITION PARTNERS, INC.
EXHIBIT C AUTHORIZED INDIVIDUAL(S) AUTHORIZED FOR TELEPHONE CALL BACK TELEPHONE NUMBER(S)